EXHIBIT 10 (c)


                                         WRITTEN CONSENT OF RUTH B. LURIE

                                                March 24, 1998




Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111



Re:   FutureFunds Series Account


Gentlemen:


      I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for FutureFunds Series Account contained in Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 2-89550) filed by Great-West Life & Annuity Insurance Company and FutureFunds Series Account with the Securities and Exchange Commission under the Securities Act of 1933, the Investment Company Act of 1940 and the amendments thereto.


                                                Sincerely,


                                                /s/ Ruth Lurie


                                                Ruth B. Lurie
                                                Vice President, Counsel
                                                and Associate Secretary